Exhibit (a)(9)

Certificate of Establishment and Designation

BROOKFIELD INVESTMENT FUNDS

Certificate of Designation of Series

for

Brookfield Global Renewables & Sustainable Infrastructure Fund

The undersigned officer(s) of Brookfield Investment Funds, a Delaware statutory trust (the “Trust”), acting at the direction of the Board of Trustees of the Trust do hereby execute this Certificate of Establishment and Designation in order to evidence the establishment and designation, pursuant to Section 2.6 of the Amended and Restated Agreement and Declaration of Trust of the Trust dated September 27, 2011, as amended to date (the “Declaration of Trust”), of a Series of the Trust to be known as Brookfield Global Renewables & Sustainable Infrastructure Fund (the “Designated Series”) and three Classes of such Designated Series as follows: Class A, Class C and Class I (the “Designated Classes”).

1.            Rights, Preferences and Characteristics. The Designated Series and the Designated Classes shall have the relative rights, preferences and characteristics described in the Declaration of Trust and the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the Designated Series and the Designated Classes. Any rights, preferences, qualifications, limitations and restrictions with respect to Series or Classes generally that are set forth in the Declaration of Trust shall apply to the Designated Series and the Designated Classes unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

2.            Authorization of Officers. The officers of the Trust have been authorized and directed by the Trustees of the Trust, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

3.            Incorporation of Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Declaration of Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Certificate of Establishment and Designation as of the 30th day of September, 2021.

/s/ Brian F. Hurley
Brian F. Hurley

/s/ Casey Tushaus
Casey Tushaus

/s/ Thomas D. Peeney
Thomas D. Peeney

/s/ Adam R. Sachs
Adam R. Sachs

/s/ Mohamed Rasul
Mohamed Rasul